Fintiles Group	Exhibit 99.2 Interim Report Third Quarter 2012

FINTILES S.p.A.

INTERIM REPORT

THIRD QUARTER 2012

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Condensed consolidated balance sheets

(unaudited)

Table 2.1

(Euro thousands)	30.09.2012	31.12.2011	Notes
Assets
Current assets
Cash and cash equivalents	40,723	65,154	2.1
Trade receivables	168,881	154,812	2.2
Inventories	296,624	263,408	2.3
Other current assets	37,527	33,694	2.4
Current financial assets	11,069	11,691	2.5
Total current assets	554,824	528,759
Non-current assets
Property, plant and equipment	532,319	512,430	2.6
Investment property	4,763	4,753	2.7
Intangible assets	30,674	31,165	2.8
Goodwill	3,497	3,497	2.9
Non-current financial assets	1,277	(0)	2.10
Investments valued under the equity method	14,107	17,754	2.11
Other investments	1,741	1,762	2.12
Deferred tax assets	49,555	43,942	2.39
Other non-current assets	3,338	3,452	2.13
Total non-current assets	641,271	618,755
Assets held-for-sale	14,359	16,390	2.14
TOTAL ASSETS	1,210,454	1,163,904

See notes to condensed consolidated financial statements

Table 2.2

(Euro thousands)	30.09.2012	31.12.2011	Notes
Shareholders’ Equity & Liabilities
Current liabilities
Short-term loans	17,062	15,971	2.15
Current portion of long-term loans	40,665	65,029	2.21
Current financial liabilities	6,355	6,730	2.16
Trade payables	182,758	176,861	2.17
Income tax payables	7,268	2,579	2.18
Other current liabilities	51,279	42,163	2.19
Provisions for risks and charges	5,784	8,963	2.20
Total current liabilities	311,171	318,296
Non-current liabilities
Long-term loans	583,457	556,540	2.21
Non-current financial liabilities	13,003	12,079	2.22
Post-employment and other employee benefits	14,495	14,777	2.23
Deferred tax liabilities	71,611	67,236	2.39
Other non-current liabilities	27,345	17,683	2.24
Provision for risks and charges	4,690	5,184	2.25
Total non-current liabilities	714,601	673,499
Liabilities related to assets held-for-sale	1,135	1,106	2.26
TOTAL LIABILITIES	1,026,907	992,901

Group shareholders’ equity
Share capital	10,789	10,789	2.27
Retained earnings	128,445	121,799
Foreign currency translation adjustment	(18,439)	(24,416)
Other reserves	58,464	59,427
Total Group shareholders’ equity	179,259	167,599
Non-controlling interest	4,288	3,404
TOTAL SHAREHOLDERS’ EQUITY	183,547	171,003
TOTAL SHAREHOLDERS’ EQUITY AND LIABILITIES	1,210,454	1,163,904

See notes to condensed consolidated financial statements

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Condensed consolidated income statements

(unaudited)

The condensed consolidated income statement for the first nine months of 2012 compared to the same period in 2011 is shown below.

Table 2.3 (Nine months)

(Euro thousands)	9M 2012	9M 2011	Notes
Revenues	649,933	628,069	2.28
Cost of sales	(408,322)	(399,416)	2.29
Gross Profit	241,611	228,653
Logistic expenses	(32,586)	(28,685)	2.30
Selling expenses	(112,332)	(108,425)	2.31
General and administrative expenses	(45,785)	(41,972)	2.32
Other income	12,792	10,446	2.34
Other operating charges	(2,704)	(1,680)	2.35
Operating profit before restructuring and asset write – downs	60,996	58,337
Restructuring charges and asset write-downs	(2,757)	(4,655)	2.33
Earnings before financial income/charges and taxes	58,239	53,682
Financial charges	(29,456)	(30,907)	2.37
Currency gains/(losses)	1,418	(2,433)	2.37
Share of (expenses)/income from equity investments	(3,653)	88	2.38
Profit/(loss) before taxes	26,548	20,430
Income taxes	(18,524)	(15,455)	2.39
Net profit	8,024	4,975
Non-controlling interest income	832	1,878
Group profit	7,192	3,097
Earnings per share basic and diluted (in Euro)	0.667	0.287	3

See notes to condensed consolidated financial statements

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Condensed consolidated comprehensive income statement

(unaudited)

The following data are net of the related tax effect.

Table 2.4

(Euro thousands)	9M 2012	9M 2011
Net profit	8,024	4,975
Exchange rate differences in the translation of foreign currencies	6,045	(10,600)
Losses on derivative instruments	(963)	(412)
Gains on investments valued at fair value	0	851
Total comprehensive profit/(loss)	13,106	(5,188)
Non-controlling comprehensive income	900	1,831
Total Group comprehensive profit/(loss)	12,206	(7,019)

See notes to condensed consolidated financial statements

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Condensed consolidated cash flow statements

(unaudited)

Table 2.6

(Euro thousands)	9M 2012	9M 2011
CASH FLOW FROM OPERATIONS:
NET PROFIT/(LOSS)	8,024	4,975
Adjustments to reconcile the net profit with the cash flow generated / (used) from operations:
Amortization and depreciation	47,053	43,148
Share of expenses/(income) from equity investments	3,653	(88)
Deferred and current income taxes of the period	18,524	15,455
Restructuring charges	(2,888)	(3,155)
Asset write-downs	1,314	582
Provision/utilization and other non-cash items	4,301	1,863
Losses/(gains) on sale of tangible fixed assets and equity investments	(58)	(1,167)
Unrealized currency losses/(profits)	(109)	3,509
Change in Post-employment benefit	(282)	(570)
Changes in operating assets and liabilities:
Trade receivables	(12,906)	(19,859)
Inventory	(32,976)	(22,901)
Trade payables	8,356	9,836
Income taxes paid	(14,677)	(12,177)
Other – net	(479)	5,341
NET CASH FLOW FROM OPERATIONS	26,850	24,792

CASH FLOW FROM INVESTING ACTIVITIES:
Intangible and tangible assets acquired	(55,008)	(44,006)
Change in consolidation scope	(4)	(3,532)
Net change in financial fixed assets and/or payment of investments acquired	73	85
Receipts from the sales of tangible and intangible fixed assets	1,985	3,474
NET CASH FLOW FROM INVESTING ACTIVITIES	(52,954)	(43,979)

CASH FLOW FROM FINANCING ACTIVITIES:
New long-term loans	75,982	53,865
Repayment of long-term loans	(76,681)	(41,706)
Net change in short-term loans	(318)	2,714
Change in consolidation scope	105	0
Payment of dividends	(120)	0
Net change in financial assets	(153)	2,940
Other net	(28)	143
CASH FLOW FROM FINANCING ACTIVITIES	(1,213)	17,956

EFFECT OF CURRENCY MOVEMENTS ON NET AVAILABLE FUNDS	1,465	(1,958)
INCREASE (DECREASE) IN NET LIQUIDITY	(25,850)	(3,188)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	65,154	64,978
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	39,304	61,790

other information:
Interest paid	19,796	19,399
Interest received	703	743
Dividends received	77	139

See notes to condensed consolidated financial statements

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Condensed consolidated statement of changes in shareholders’ equity

(unaudited)

Table 2.5

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY	Share capital	Ret Earn incl. profit for year	Currency translation adjust.	Other reserves	Total	Non-controlling interest	Total Shareholders’ Equity
Balance atDecember 31, 2011	10,789	121,799	(24,416)	59,427	167,599	3,404	171,003
Net profit		7,192			7,192	832	8,024
Profits/(losses) recorded directly in equity:
- derivative instruments				(963)	(963)		(963)
Foreign currency translation reserve			5,977		5,977	68	6,045
Total comprehensive profit/(loss)		7,192	5,977	(963)	12,206	900	13,106
Dividends distributed						(120)	(120)
Change in consolidation scope						104	104
Other movements		(546)			(546)		(546)
Balance at September 30, 2012	10,789	128,445	(18,439)	58,464	179,259	4,288	183,547

See notes to condensed consolidated financial statements

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Notes to the condensed consolidated financial statements as at September 30, 2012

1. Form, content, accounting standards and valuation criteria

Fintiles S.p.A. (the “Parent Company” or “Company”) is a company which is subject to the laws of the Italian Republic.FintilesS.p.A. and its subsidiaries (“Fintiles Group” or “Group”) operate primarily in Italy, France, Spain, Russia, the United States of America and China.

The Group produces and markets ceramics for floorings and coverings. It is the world leader in the design, production,and marketing of porcelain tiles, and has a growing presence in markets for other covering materials, sanitary ware, and decorative accessories.

The accounts included in the condensed consolidated financial statements and in these notes are presented in Euro thousands. The Euro is the currency in which the Group principally operates.

The condensed consolidated income statement information refers to the first nine months of 2012 and 2011. The condensed condolidated balance sheet information refers to September 30, 2012 and December 31, 2011.

The present condensed consolidated financial statements for the periods ended September 30, 2012 and September 30, 2011 was prepared in accordance with International Financial Reporting Standards (hereafter “IFRS” or “International Accounting Standards”) issued by the International Accounting Standards Board (“IASB”) and was drawn up according to IAS 34 – Interim financial reporting, applying the same accounting principles adopted in the preparation of the consolidated financial statements at December 31, 2011, with the exception of those described in the Notes in the paragraph Accounting principles, amendments and interpretations applied from January 1, 2012.“IFRS” refers to the International Accounting Standards (“IAS”) in force, as well as those of the IFRS Interpretation Committee, previously known as the International Financial Reporting Interpretations Committee (“IFRIC”), and before that the Standing Interpretations Committee (“SIC”).

Following the earthquakes which hit Emilia Romagna beginning on May 20, 2012, the Group suffered significant damage at the factory in Finale Emilia in Modena, the epicenter of the earthquake – fortunately with no harm to employees. The factory was immediately closed and refurbishment operations and the securing of the site are currently in progress.

The directly quantifiable damage concerns the building, the machinery and the inventory stock: part of the cement structure of the building must be demolished and rebuilt while the processing lines and the kilns will be refurbished or replaced.

The indirect damage concerns the interruption of business and the total halt to production activity.

The refurbishment completion and the re-start of the production site is expected by the end of 2012.

Given the exceptional nature and the recent occurrence of the event, the quantification of damage and of the resulting charges has not been entirely completed and in particular the insurance compensation has not been finalized; the Company is in fact insured against direct and indirect damage caused by the earthquake with a leading insurance company and the maximum compensation provided within the contract is greater than the initial provisional damage estimates.

The Company in the first nine months of 2012 reports charges relating to the interruption of business and the total stoppage of production activity of Euro 1.6 million and insurance compensation received of a similar amount, without any impact on the Group operating result and EBITDA1. Due to the

[1]	The EBITDA is defined as the operating result before provisions and amortisation, depreciation and restructuringcharges and asset write-downs and of the costs directly related to incurring such charges; it is a measure utilized by Management of the Company to monitor and evaluate the operating performance, but is not identified specifically within IFRS and, therefore, must not be considered as an alternative accounting indicator. As the composition of the Ebitda is not regulated by the applicable accounting standards, the criteria used in the calculation of the Ebitda by the Group may not be uniform with the criteria adopted by other groups and, therefore, may not be comparable.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

uncertainties and the difficulties in quantifying all of the damage suffered, the Company did not recognize any impairment on the assets or compensation for property, plant and equipment which have been damaged; as the Company has an unconditional right to receive repayment for the damage suffered, the recognition of insurance income will take place at the same time as the recognition of impairments of the assets, with no significant effects expected on the net result or on the net equity at the balance sheet date.

The preparation of the condensed consolidated financial statements requires that management make estimates and assumptions on the values of the revenues, costs, assets and liabilities in the condensed consolidatedfinancial statements and on the information disclosed relating to the assets and contingent liabilities at the balance sheet date.

Where future circumstances and events should differ from these estimates and assumptions, which are based on the best valuations made by the Directors, they will be amended appropriately in the period in which these circumstances arise.

Some valuation processes, in particular the most complex, such as the determination of any loss in value of fixed assets, are generally made on a complete basis on the preparation of the annual accounts, except where there are specific indications of impairment which require an immediate valuation of any loss in value.

Income taxes are recognized on the basis of the best estimate of the expected tax rates for the entire year.

Condensed consolidatedfinancial statements Presentation

The Group presents the condensed consolidated income statement by function (also referred to as “cost of sales”), which is considered more representative compared to the presentation of the nature of expenses. The presentation chosen in fact reflects the internal and management reporting systems of the Group’s business. The balance sheet is classified between non-current assets and liabilities and current assets and liabilities.

The condensed consolidated cash flow statement was prepared applying the indirect method.

The atypical and/or unusual operations were identified and shown separately in the preparation of the condensed consolidatedfinancial statements and the notes thereto.

In the first nine months of 2012, the Group did not have any transactions which for size/importance, nature of the counterparties, nature of the transaction, method in determining the transfer price or time period (close to the year-end) could have given rise to doubts in relation to:the correctness/completeness of the information in the condensed consolidated financial statements, to conflict of interests, to safeguarding the company’s assets or to protecting minority shareholders.

Transactions with parent companies, associated companies (for transactions not eliminated on consolidation) and other related parties in the first nine months of 2012 are reported in the relevant section of the notes at paragraph 3.4.

New standards, amendments and interpretations applied from January 1,2012

Amendments to IFRS 7 – Financial Instruments: additional disclosure. On October 7, 2010, the IASB published a number of amendments to IFRS 7, to be applied by the Group from January 1, 2012.

The amendments were issued in order to improve understanding of transfers (derecognition) of financial assets, including understanding the possible effects of any risks pertaining to the company which has transferred these assets. The amendments also require additional information in the case in which a disproportionate amount of these transactions are carried out near the end of an accounting period. The adoption of this amendment did not have significant effects on the disclosure

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

provided in the present condensed consolidated financial statements and on the valuation of the relative financial statements items. The effects of the adoption of the amendment will be reflected in the disclosure concerning transferred financial assets provided in the Consolidated Financial Statements at December 31, 2012.

Amendment to IAS 12 – Income taxes: requires entities to value deferred taxes deriving from an asset based on the method by which the carrying value of this asset will be recovered (through continuous use or through sale).

The application of the new standards and interpretations did not have a significant impact on the quarterly accounts of the Group.

For a more detailed explanation of the Accounting Principles applied, reference should be made to the Consolidated Financial Statements at December 31, 2011.

The Group Condensed consolidated Financial Statements utilized the same options as those for the preparation of the Consolidated Financial Statements at December 31, 2011.

New standards, amendments and interpretations not yet effective and not adopted in advance by the Group

Amendment to IAS 1 – Presentation of financial statements: published by the IASB in June 2011 this amendment requires the grouping of items presented in Other Comprehensive Income based on whether they are potentially reclassifiable to profit or loss subsequently.

The amendment is effective for annual periods beginning on or afterJuly 1, 2012.

Amendment to IAS 19 – Employee benefits: published by the IASB in June 2011 and removes the option to defer recognition of gains or losses under the corridor method, requiring presentation in the balance sheet of the deficit or surplus of the relevant provision and the separate recognition to the income statement of the labour cost components and net financial charges and the recognition of the gains or losses which derive from the recalculation of the assets and liabilities under Other Comprehensive Income.

The amendment finally introduces new additional information to be provided in the notes to the financial statements.

The amendment is effective for annual periods beginning on or afterJanuary 1, 2013.

IFRS 9 – Financial Instruments: published by the IASB in November 2009 and amended in October 2010, the standardis the first step toward the full replacement of IAS 39 and introduces new criteria for the classification and measurement of financial assets and liabilities and for the de-recognition from the financial statements of financial assets. In particular for financial assets the new standard utilizes a single approach based on the management method of financial instruments and on the contractual cash flow characteristics of the financial assets in order to determine the measurement criteria, replacing the various rules established by IAS 39. According to the new standard these changes must be recorded to Other comprehensive profits and losses and no longer transferred to the income statement. The standard is effective for annual periods beginning on or afterJanuary 1, 2015.

IFRS 10 – Consolidated Financial Statements: published by the IASB in May 2011, it replaces SIC-12 Consolidation – Special Purpose Entities and parts of IAS 27 – Consolidated and Separate Financial Statements (subsequently reissued as IAS 27 – Separate Financial Statements which addresses the accounting treatment of investments in separate financial statements) and will govern the inclusion of investments in the separate financial statements. The new standard is based on existing standards, identifying control as the determining factor for the consolidation of a company in the consolidated financial statements of the parent company.

The standard is effective for annual periods beginning on or afterJanuary 1, 2013.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

IFRS 11 – Joint agreements: published by the IASB in May 2011 it replaces IAS 31 – Interests in joint ventures and SIC -13 – Jointly controlled entities – Non-monetary contributions by venturers. The new standard establishes the criteria for the classification of joint arrangements based on the rights and obligations of the agreements rather than on the legal form and establishes the net equity method as the only method to be applied to holdings in joint ventures in the consolidated financial statements.

The standard is effective for annual periods beginning on or afterJanuary 1, 2013. Following the issue of the new standard, IAS 28 – Investments in Associates has been amended to include accounting for investments in jointly-controlled entities in its scope of application (from the effective date of the standard).

IFRS 12 – Disclosure of interests in other entities: a new and complete standard on additional information to be provided on all types of investments, including those in subsidiaries, joint arrangements, associated companies, special purpose entities and other non consolidated vehicle companies.

The standard is effective for annual periods beginning on or afterJanuary 1, 2013.

IFRS 13 – Fair value measurement: published in May 2011 and clarifies how the fair value is calculated for the purposes of the financial statements and is applied to all IFRS standards which require or permit the calculation of the fair value or the presentation of information based on the fair value.

The standard is effective for annual periods beginning on or after January 1, 2013.

Amendment to IAS 32 – Financial Instruments: disclosure, to clarify the application of a number of criteria for the compensation of financial assets and liabilities present in IAS 32.

The amendment is effective for annual periods beginning on or after January 1, 2014.

Amendments to IFRS 7 – Financial Instruments: disclosure. The amendment requires information on the effects or potential effects of remuneration contracts on the financial assets and liabilities in the balance sheet.

The amendments are effective for annual periods beginning on or after January 1, 2013 and the information must be provided in retrospective manner.

On May 17, 2012, the IASB issued amendments to the IFRS’s (“Improvements to IFRS’s – 2009 -2011”) which will be effective for annual periods beginning on or after January 1, 2013 and applied in retrospective manner; the amendments which may affect the presentation, recognition and valuation of financial statement accounts are as follows – omitting however those which will result in only terminology changes or editing of existing standards with minimal effect in accounting terms or those which have effects on standards or interpretations not applicable to the Group:

•

IAS 1 – Presentation of financial statements: the amendments clarify the presentation manner of comparative information in the case in which a business modifies its accounting principles or retrospectively restates or reclassifies information, and in the cases in which additional balance sheets are provided from those required by the standard;

•

IAS 16 – Property, plant and equipment: the amendment clarifies that spare parts and replacements must be capitalised only if fulfilling the definition of property, plant and machinery, otherwise they must be classified as Inventories;

•

IAS 32 – Financial Instruments: Presentation: the amendment eliminates an inconsistency between IAS 12 – Income Taxes and IAS 32 in the recognition of income taxes deriving from distributions to shareholders, establishing that these must be recognized to the income statement in the amount that the distribution relates to income generated from operations originally recognized to the income statement.

On June 28, 2012, the IASB issued the document “Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests and Other Entities: Transition Guidance (Amendments to IFRS 10, IFRS 11 and IFRS 12)” which provides a number of clarifications and simplifications in relation to the transition requirements of IFRS 10, IFRS 11 and IFRS 12. The provisions are effective for annual periods beginning on or after January 1, 2013.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

No material effects on the group consolidated financial statements are expected from the future adoption of the above new standards.

Changes in the consolidation scope

The principal changes compared to the consolidated scope of the Consolidated Financial Statements at December 31, 2011 are as follows:

•	The incorporation of the company Marazzi Group F.Z.E. in Dubai;

•	The incorporation of the company Marazzi Manhattan LLC in the United States;

•	The incorporation of the company KeramaSpb in Russia;

•	The incorporation of the company Kerampromservice in the Ukraine.

Operations of the subsidiary Marazzi Canada Inc. began following the start-up of specific agency contracts at the beginning of January 2012. On July 5, 2012 the Russian subsidiary Welor ZAO was renamed KM Group.

There were no other significant changes in the consolidation scope compared to the Consolidated Financial Statements at December 31, 2011.

Exchange rates

The exchange rates utilized for the conversion are as follows:

Table 2.10 Period-end rates (balance sheet accounts)

(currency/Euro)	30.09.2012	31.12.2011
Europe
Russian Rouble	40.14	41.77
Ukrainian Hryvna	10.44	10.37

North America
Canadian Dollar	1.27	1.32
US Dollar	1.29	1.29

Asia
UAE Dirham	4.75	4.75
Chinese Renminbi	8.13	8.16
Japanese Yen	100.37	100.20

Average rate for the period (income statement accounts)

(currency/Euro)	9M 2012	9M 2011
Europe
Russian Rouble	39.80	40.48
Ukrainian Hryvna	10.31	11.21

North America
Canadian Dollar	1.28	not applicable
US Dollar	1.28	1.41

Asia
UAE Dirham	4.71	not applicable

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Chinese Renminbi	8.11	9.14
Japanese Yen	101.70	113.29

2. Contents and principal changes

2.1 Cash and cash equivalents

The breakdown of this account is shown in the following table:

Table 2.11

Cash and cash equivalents	30.09.2012	31.12.2011
Bank and postal accounts	38,752	62,389
Liquidity from other financial institutions	1,166	2,272
Cheques	621	382
Cash in hand and similar	184	111
Total	40,723	65,154

The changes in liquidity are illustrated in the attached Cash Flow Statement.

2.2 Trade receivables

The breakdown of this account is shown in the following table:

Tabel 2.12

Trade receivables	30.09.2012	31.12.2011
Trade receivables – third parties	180.981	166,629
Trade receivables from associated and related companies	6.847	7,655
Doubtful debt provision	(18.947)	(19,472)
Total	168,881	154,812

The receivables from related parties are principally from the associated company Tempini S.p.A. (“Tempini”) and relate to commercial transactions at market conditions.

The carrying value of trade receivables, net of the doubtful debt provision, approximates their fair value.

2.3 Inventories

The final inventories are made up as follows:

Table 2.13

Inventories	30.09.2012	31.12.2011
Raw materials	63,669	55,552
Semi-processed products	12,172	10,194
Finished products	220,783	197,662
Total	296,624	263,408

The amounts are reported net of the inventory obsolescence provision, which overall totals Euro 29,316 at September 30, 2012 (Euro 27,149 at December 31, 2011).

Following the stock containment actions carried out in previous years inventory levels began to grow again due to the increase in finished product inventories at the Italian, Spanish – and particularly – the Russian business unit’s to support growing sales volumes.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.4 Other current assets

The breakdown of this account is shown in the following table:

Table 2.14

Other current assets	30.09.2012	31.12.2011
VAT and other tax receivables	22,141	20,216
Other current receivables	6,837	4,043
Advances to suppliers	4,324	3,816
Other	4,225	5,619
Total	37,527	33,694

The book value of the other current assets approximates their fair value.

2.5 Current financial assets

The breakdown of this account is shown in the following table:

Table 2.15

Current financial assets	30.09.2012	31.12.2011
Short-term financial receivables	11,069	11,691
Total	11,069	11,691

The subsidiary Marazzi Group S.p.A., as the Central Coordinator of the securitization operation under the new structure put in place from July 2009, maintains an interest-earning deposit at the Italian branch of the banking counterparty for the operation. This deposit, which is updated monthly based on the principal operation parameters, totaled Euro 7.9 million at September 30, 2012 (Euro 8.5 million at December 31, 2011). It acts as a guarantee of any subsequent adjustments in the nominal value of the receivable ceded following credit notes, commercial discounts etc., and of the risk on the assets (so-called commingling) relating to collections on behalf of the counterparty. As the securitization programme concerns without recourse receivable factoring, the guarantee does not cover the risk of insolvency of debtors ceded. This amount was recorded under short-term financial receivables.

In conjuction of Fintiles Group’s securitization credit facility, at September 30, 2012, the originators assigned receivables amounting to Euro 66.9 million.

No loans were granted to members of the Board of Directors, or supervision committees of the Parent Company.

The book value approximates the relative fair value.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.6 Property, plant and equipment

The historic cost, accumulated depreciation and net book value of Property, plant and equipment as of September 30, 2012 and December 31, 2011 are detailed below:

Table 2.16

PROPERTY, PLANT & EQUIPMENT	Land	Buildings, quarries and light constructions	Plant and machinery	Commercial and industrial equipment	Other tangible assets	Assets in progress and advances	Total
Historic cost at 31.12.2011	119,371	255,626	726,419	47,921	4,758	27,699	1,181,794
Write-down provision at 31.12.2011			(439)				(439)
Accum. dep. at 31.12.2011		(87,107)	(538,729)	(38,728)	(4,361)		(668,925)
Net value at 31.12.2011	119,371	168,519	187,251	9,193	397	27,699	512,430

Historic cost at 30.09.2012	119,380	267,445	760,695	47,740	4,722	35,853	1,235,835
Write-down provision at 30.09.2012		(19)	(1,005)	(1)			(1,025)
Accum. dep. at 30.09.2012		(94,284)	(564,436)	(39,442)	(4,329)		(702,491)
Net value at 30.09.2012	119,380	173,142	195,254	8,297	393	35,853	532,319

Investments for the period amounted to Euro 56.5 million.

In particular, within the Italian business unit investments amounted to Euro 22.3 million and particularly related to the improved efficiency of existing plant. In Russia, investments amounted to Euro 23.3 million and principally concerned the building of the first porcelain production line in Orel; in the United States of America (“USA”) and Spain investments respectively totaled Euro 6.0 million and Euro 3.1 million.

The impairment test carried out in accordance with IAS 36 at December 31, 2011 on the Group Cash Genereting Unit’s, corresponding to the Group business units, did not highlight any impairment loss. As there were no indicators of a possible impairment at September 30, 2012 compared to the previous evaluation, it was not necessary to carry out a new impairment test. In particular, notwithstanding its results below expectations, no impairment losses are expected for the assets of Hatria S.p.A. since the Group Directors believes that the key figures reflected in the business plan used for the 2011 impairment test are substantially confirmed.

2.7 Investment property

The historic cost, accumulated depreciation and the net book value of investment property at September 30, 2012 and December 31, 2011 are detailed in the following table:

Table 2.17

Investment property
Historic cost at 31.12.2011	4,768
Accumulated depreciation at 31.12.2011	(15)
Net value at 31.12.2011	4,753

Historic cost at 30.09.2012	4,768
Accumulated depreciation at 30.09.2012	(5)
Net value at 30.09.2012	4,763

This account principally refers to the land owned by the subsidiary Marazzi Iberia S.A., recognized at cost, which substantially approximates its fair value.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.8 Intangible assets

The historic cost, accumulated amortization and the net value of Other intangible assets as at September 30, 2012and December 31, 2011 are detailed in the following table:

Table 2.18

OTHER INTANGIBLE ASSETS	Brands	EDP and Software	Other	Total
Historic cost at 31.12.2011	29,668	29,888	15,974	75,530
Write-down provision at 31.12.2011			(221)	(221)
Accumulated amortization at 31.12.2011	(23,216)	(12,667)	(8,261)	(44,144)
Net value at 31.12.2011	6,452	17,221	7,492	31,165

Historic cost at 30.09.2012	29,991	32,276	17,770	80,037
Write-down provision at 30.09.2012			(265)	(265)
Accumulated amortization at 30.09.2012	(21,719)	(16,225)	(11,154)	(49,098)
Net value at 30.09.2012	8,272	16,051	6,351	30,674

The increase in the account EDP and software is attributable to the investments made in Italy for new management software which will gradually be adopted by all the Group companies.

The account Brands principally refer to the allocation of the difference between the value recognized in 2005 and the book value of the WelorKerama Group of Euro 8,535.

In relation to the account Others, in the first nine months of 2012 costs were capitalized of Euro 1.8 million (Euro 2.0 million in 2011) relating to specific projects for new product lines for which the technical and commercial feasibility was determined as well as the economic return on the investment.

2.9 Goodwill

The account amounts to Euro 3,497 at September 30, 2012 and Euro 3,497 at December 31, 2011. The amount includes:

•

Euro 2,125 derives from the acquisition of Mix Ceramiche S.p.A., a subsidiary since 2000 and from January 1, 2011 merged into the subsidiary Marazzi Group S.p.A.; following this acquisition, the Group was able to complete its product range with different formats;

•

Euro 1,372, from gains, compared to the fair value of assets and liabilities, paid on the acquisition of the remaining share of 50% of the company Tekma Srl, operating in the assembly and installation of elevated floors and large surface area facades, in April 2008; this value is entirely allocated to the strategic potential of this specific activity, within the long-term development plans of the Group.

As indicate above, under the procedure established by IAS 36, the impairment test carried out at December 31, 2011 on the goodwill of the Italian business unit did not highlight any losses. As there were no indicators of a possible loss in value at September 30, 2012 compared to the previous evaluation, it was not necessary to carry out a new impairment test.

2.10 Non-currentfinancialassets

Table 2.19

Non-current financial assets	30.09.2012	31.12.2011
Long-term financial receivables	1,277	0
Total	1,277	0

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

The long term financial receivables comprise loans and receivables for assets granted under finance leases by the Russian subsidiary companies to third parties.

2.11 Investments valued under the equity method

The changes in the investments accounted for under the equity method in the first nine months of 2012 were as follows:

Table 2.20

Equity investments valued at equity
Net value at 31.12.2011	17,754
Share of profits/losses valued at NE	(3,647)
Net value at 30.09.2012	14,107

The losses deriving from the equity valuation of holdings relate for Euro 3.4 million to Tempini and Euro 0.2 million to FinmillS.r.l..

The net book value of the investment in Tempini, stated in accordance with the equity method, exceeds the corresponding share of net equity of the associated company by about Euro 10 million. Despite the uncertainties related to the real estate market and to the financial difficulties which Tempini is currently facing, the Group Directors believe that the investment in Tempini still represent a strategic asset for the group as an important driver for sales in the North Italian market. As a consequence, notwithstanding the above mentioned uncertainties, the investment has been evaluated as part of the cash generating unit “Italy” which includes all the Italian operations of the Group in the tile segment and the related assets. The last available impairment test as of December 31, 2011 didn’t required any write-down of these assets.

2.12 Other investments

The changes in the “Other investments” in the first nine months of 2012 were as follows:

Table 2.21

Other investments
Net value at 31.12.2011	1,762
Share of profits/losses recorded directly to NE	(6)
Write-downs	(14)
Currency changes	(1)
Net value at 30.09.2012	1,741

2.13 Other non-current assets

The other non-current assets consist of:

Table 2.22

Other non-current assets	30.09.2012	31.12.2011
Deposits and other assets	3,315	3,452
Non-current receivables	23	0
Total	3,338	3,452

The book value of the above receivables approximates their fair value.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.14 Assets held-for-sale

The movements in assets held-for-sale and related liabilities were as follows:

Table 2.23

	31.12.2011	Increases	Write- down/ Revaluation	Sales	Currency Diff.	30.09.2012
Buildings	7,294	363	(564)	(1,037)		6,056
Commercial, logistical and other:
- Alsace Logistic	1,600		(11)			1,589
Other assets	7,496		(750)		(32)	6,714
Total Assets	9,096		(761)	0	(32)	8,303

Total assets held-for-sale	16,390	363	(1,325)	(1,037)	(32)	14,359

Other liabilities	1,106	36			(7)	1,135

Total liabilities relating to assets held-for-sale	1,106	36	0	0	(7)	1,135

Net assets held-for-sale	15,284	327	(1,325)	(1,037)	(25)	13,224

The account Buildings held-for-sale amount to Euro 6,056 and includes properties acquired through exchanges, also with related parties, held exclusively for subsequent sale. In consideration of the continued property market crisis, the negotiations for the sale of these buildings were put on hold; despite this they have been maintained as assets held-for-sale, although the 12-month period has elapsed, in that these assets will be exclusively realized through sale as soon as market conditions allow.

The account Other assets concerns, as in the previous year, the book value of a number of assets held by a subsidiary company which manages a clay quarry in the Ukraine. The company operations are currently suspended, awaiting the result of negotiations concerning its sale. In 2011 and in the initial months of 2012, although a non-binding agreement was signed confirming the intention of the parties to proceed in the negotiations, the final sale has not yet been concluded. The deadline for the drawing up of the final contract was extended to the end of 2012 and the Directors maintained the presentation of the above-stated assets as held-for-sale in accordance with IFRS 5.

The agreement currently under discussion establishes for the realisation of the book value of the assets recorded to the condensed consolidated financial statements through the sales price and, particularly, future savings related to the contemporaneous signing of a clay supply contract for the coming 9 years at prices already fixed. The Directors are seeking to establish better conditions for the agreement, also considering an alternative possibility which would see the recommencement of quarry operations in a more integrated manner with the operations of the Group in Russia. The Directors – although with uncertainties surrounding the outcome of the negotiations in progress and concerning the estimates valuing the future benefits expected – does not consider that indicators are currently in place to suggest the need for a further significant write-downs of the book value of the above-stated assets.

2.15 Short-term loans

Short-term loans are analyzed as follows:

Table 2.24

Short-term loans	30.09.2012	31.12.2011
Payables to banks	15,681	15,971
Funding from other financial institutions	1,342	0
Other financial payables	39	0
Total	17,062	15,971

The book value of the above payables approximates their fair value.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.16 Current financial liabilities

The composition of the current financial liabilities is shown below:

Table 2.25

Current financial liabilities	30.09.2012	31.12.2011
Fair value forward currency hedge derivative instruments	0	185
Interest Rate Swap (“IRS”) hedging derivative instruments	6,355	6,545
Total	6,355	6,730

The derivative financial instruments at September 30, 2012 are undertaken to hedge the interest rate risk and in line with Group policy; these derivative operations offset the interest rate risk concerning the debt exposition at variable interest rates of the Group. The Interest Rate Swaps subscribed entail – at each given maturity – an exchange of interest payments, calculated on a notional reference value, at agreed rates. The IRS effect of the derivatives is to transform the underlying liability at a variable rate into a liability at a fixed rate.

Tests were made on the effectiveness of the IRS derivatives at the designation date of the hedge (projection tests) and at each subsequent quarter (projection and retrospective tests) as per IAS 39, utilising the “assumed perfect hedge derivative method”. The effectiveness test was positive.

2.17 Trade payables

Table 2.26

Trade payables	30.09.2012	31.12.2011
Trade payables – associated companies and related parties	1,218	2,156
Trade payables – third parties	146,924	137,136
Payables for asset purchases	34,616	37,569
Total	182,758	176,861

The book value of the above payables approximates their fair value.

At September 30, 2012 trade payables increased overall by Euro 5.9 million, primarily within the ceramic tile sector.

2.18 Income tax payables

The composition is as follows:

Table 2.27

Taxes payable	30.09.2012	31.12.2011
Taxes payable	7,268	2,579
Total	7,268	2,579

The increase in the first nine months of 2012 of Euro 4.7 million is strictly related to the timing of payment dates for income taxes.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.19 Other current liabilities

The breakdown of the account “Other current liabilities” is detailed below:

Table 2.28

Other current liabilities	30.09.2012	31.12.2011
Other payables	7,834	7,344
Employee payables	29,181	19,654
Social security institutions	2,934	6,432
Current taxes (excluding corporation tax)	11,330	8,733
Total	51,279	42,163

The book value of the above payables approximates their fair value.

2.20 Provisions for risks and charges

The movements are detailed in the following table:

Table 2.29

Provisions for risks and charges	30.09.2012	31.12.2011
Provisions for risks and charges	5,784	8,963
Total	5,784	8,963

At September 30, 2012 the account included mainly the provision for restructuring charges to be incurred principally for the personnel reorganisation (Euro 1.1 million), contractual risk charges (Euro 0.5 million) and provisions for current dispute risks (Euro 2.5 million).

The reduction in the first nine months of 2012 of Euro 3.1 million is substantially due to utilizations and is described below.

The restructuring charges provision concerns charges for restructuring begun in previous years.

The Group recognizes costs related to potential liabilities when the loss is likely and the amount can be reasonably determined.

It is the opinion of the Directors that the final outcome of the current and potential litigation within the course of business activity, which is not currently foreseeable, will not have a significant effect on the Group’s condensed consolidated financial statements.

The movements in the risks and charges provision in the first nine months 2012 were as follows:

Table 2.30

Provisions for risks and charges
Net value at December 31, 2011	8,963
Provisions	396
Utilizations	(3,575)
Net value at September 30, 2012	5,784

The utilizations of the restructuring, contractual/dispute risks and future charges provisions at September 30, 2012 amounted respectively to Euro 1.5 million, Euro 1.5 million and Euro 0.5 million.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.21 Long-term loans

The following table reports the utilization of the various long-term loans:

Table 2.31

Long-term loans	30.09.2012	31.12.2011
Loans in Euro:
Loans repayable from 2012 to 2017, at variable rates	574,528	563,554
Loans repayable from 2012 to 2022, at fixed rates, subsidised by the Government	5,628	1,897
Total	580,156	565,451

Loans in Roubles:
Loans repayable up to 2016, at variable rates	41,481	44,275
Lease payments for the acquisition of tangible fixed assets	0	44
Total	41,481	44,319

Loans in US Dollars:
Revolving loans repayable by 2016 at a variable rate	2,320	11,593
Total	2,320	11,593

Loans in Yen:
Variable rate loans	165	206
Total	165	206

Total long-term payables	624,122	621,569
Less current portion	(40,665)	(65,029)
Long-term portion	583,457	556,540

The changes in the year are illustrated in the Cash Flow Statement attached.

The long-term value of the loans in the accounts is not materially different from their fair value.

At September 30, 2012, the Group reports “committed” unutilized medium-term credit lines of approx. Euro 176.2 million equivalent.

The exposure to the interest rate risk, relating to variable interest rate loans in Euro as per the table, was offset through interest rate swap contracts which converts the variable rate to fixed rate for a total notional amount of Euro 340 million with commencement dates from 2007 and 2011 and maturity dates from 2012 to 2016.

2.22 Non-current financial liabilities

The non-current financial liabilities, amounting to Euro 13,003, are shown in the table below:

Table 2.32

Non-current financial liabilities	30.09.2012	31.12.2011
IRS hedging derivative instruments	13,003	12,079
Total	13,003	12,079

For a more detailed analysis reference should be made to the comments at point 2.16 “Current financial liabilities”.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.23 Post-employment benefits

The table below shows the composition of the employee benefits at September 30, 2012 and December 31, 2011.

Table 2.33

Post-employment benefits	30.09.2012	31.12.2011
Employee leaving indemnity (Italy)	13,691	14,081
Retrait e Medaille du Travail (France pension/service bonus)	804	696
Total	14,495	14,777

The average number of employees per category is shown in the following table:

Table 2.34

Category	9M 2012	9M 2011
Executives	99	104
Managers & white-collar	2,315	2,247
Blue collar	3,878	3,782
Total	6,292	6,133

The overall number of personnel did not change significantly compared to the same period of 2011 (+2.6%).

2.24 Other non-current liabilities

The breakdown of this account is shown in the following table:

Table 2.35

Other non-current liabilities	30.09.2012	31.12.2011
Payables for asset purchases	26,884	17,231
Other liabilities	461	452
Total	27,345	17,683

The payables for asset purchases relates to investments made in recent years principally by the Italian, Russian and American companies of the Group and provide for extended payment terms. The increase in the period is related to the increase in the non-current portion of payables for the purchase of assets in Russia and the USA.

The book value of the above positions approximates their fair value.

2.25 Provisions for risks and charges

The breakdown of this account is shown in the following table:

Table 2.36

Provisions for risks and charges	30.09.2012	31.12.2011
Provision for agents leaving indemnity	3,078	2,768
Provision for other risks	1,529	2,047
Provision for tax risks	83	333
Restoration provision	0	36
Total	4,690	5,184

The Group recognizes costs related to potential liabilities when the loss is considered probable.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

The agents leaving indemnity relates to a number of Italian companies.

The account “Provision for other risks” primarily relates to estimated liabilities deriving from pending disputes initiated by social security institutions for worker’s compensation.

The subsidiary Marazzi Group S.p.A. in 2006 was subject to a general inspection by the Italian Finance Police for the tax years 2003, 2004 and 2005. For the years 2003 and 2004 all cases were closed in 2009 through the agreed settlement procedure, while for the year 2009 the Tax Agency issued an Assessment on December 1, 2008 for a payment of Euro 1.1 million, against which the Parent Company appealed, claiming the correctness of its returns. Meanwhile, on July 7, 2009, a request for payment was received of Euro 1.2 million (including penalties), with an additional Euro 0.3 million requested in 2010. The amount was paid on a provisional basis while awaiting the outcome of the appeal and recognized as a receivable in the “Other current assets” account.

In the first half of 2011, the subsidiary Marazzi Group S.p.A. was subject to a general inspection by the Tax Agency, Regional Centre of Emilia Romagna Large Contributions Office, for the 2007 tax year. The inspection was concluded with the preparation of a Formal Written Notice on April 29, 2011. Following the appeals concluding in May 2012, the company presented an agreed settlement procedure and on July 09, 2012 signed the relative settlement for a total including taxes, penalties and interest of Euro 852 thousand, to be paid in installments and fully provisioned in the accounts.

The Directors consider that from the conclusion of the above stated disputes, in addition to those from the fiscal years still open of the Parent Company and of the subsidiaries, no significant liabilities will be recorded to the condensed consolidated financial statements.

2.26 Liabilities related to assets held-for-sale

The account of Euro 1,135 (Euro 1,106 at December 31, 2011) relates to liabilities directly related to assets held-for-sale and commented upon at point 2.14 “Assets-held-for-sale”.

2.27 Share capital and reserves

The share capital amounts to Euro 10,789,497 and consists of 10,789,497 ordinary shares with a par value of Euro 1 each.

There were no movements in the number of shares in the first months of 2012. The changes in the shareholders’ equity are illustrated in the relative schedule. At September 30, 2012, the Parent Company and the companies of the Group did not hold any treasury shares.

2.28 Revenues

The Group operates mainly in the design, development, production and marketing of tiles, semi-finished products, raw materials and ancillary products.

In the first nine months of 2012 and 2011 net sales totaled Euro 649,933 and Euro 628,069 respectively, and can be broken down as follows:

Table 2.37

Revenues	9M 2012	9M 2011
Tile sales	601,878	577,786
Semi-finished and raw materials sales	17,752	20,628
Sanitary sales	16,887	18,406
Revenues for services and other	13,416	11,249
Total	649,933	628,069

Despite the economic environment outlined above, net sales for the Group of Euro 649.9 million increased by 3.5% (+0.9% at constant exchange rates), improving further on the first half of the year (increase of 2.5% and of 0.4% at constant exchange rates).

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.29 Cost of sales

The composition of cost of sales is shown in the following table:

Table 2.38

Cost of sales	9M 2012	9M 2011
Raw materials purchases	108,780	101,900
Parts and consumables	18,391	14,188
Packaging	23,995	22,360
Finished products purchases	33,534	47,744
Energy purchases	69,922	59,963
External processing and external production services	16,637	16,451
Transport	21,242	23,296
Labour costs and related charges	84,136	80,630
Amortization & Depreciation	39,522	35,549
Maintenance	11,724	10,232
(Increase) decrease of inventory	(30,057)	(24,236)
Rent and industrial equipment leasing	1,080	1,085
Other	15,407	14,162
Increases in fixed assets constructed internally	(5,991)	(3,908)
Total	408,322	399,416

2.30 Logistic expenses

The breakdown of this account is detailed in the following table:

Table 2.39

Logistic expenses	9M 2012	9M 2011
Labour costs and related charges	12,283	12,599
Amortization & Depreciation	1,242	751
Internal transport	9,658	5,473
Packing	1,589	1,812
Other logistic costs	7,814	8,050
Total	32,586	28,685

The increase in the account “Internal transport” relates to the increase in the Russian market costs following the higher volumes produced and sold and the general increase in the cost of truck and rail transport. The account “Other logistic expenses” relates principally to warehouse rental (Euro 2.9 million) in the USA, Russia and Italy and for the residual part to other logistic services.

2.31 Selling costs

The breakdown of this account is detailed in the following table:

Table 2.40

Selling costs	9M 2012	9M 2011
Labour costs and related charges	36,475	34,915
Promotions and advertising	34,761	34,748
Transport on sales	14,657	13,978
Amortization & Depreciation	1,949	2,059
Losses on receivables	4,570	4,615
Other selling costs	19,920	18,110
Total	112,332	108,425

Labour costs increased due to the expanded workforce employed in Russia.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

The account “other selling costs” refers principally to the rental of commercial space in the USA and Russia (Euro 6.5 million), travel and sales representative expenses (Euro 6.1 million) and commercial services and consultancy (Euro 3.9 million). Write-downs on receivables of Euro 4.6 million have not changed significantly compared to the previous period.

2.32 General and administrative expenses

The breakdown of this account is detailed in the following table:

Table 2.41

General and administrative expenses	9M 2012	9M 2011
Labour costs and related charges	23,321	21,733
Duties and taxes (excluding corporation tax)	2,956	2,984
Legal and administrative services	3,904	2,453
Directors’ and auditors’ fees	1,527	1,171
Amortization & Depreciation	4,341	4,789
General and administrative insurances	602	630
IT Expenses	2,838	2,576
Telephone and postal expenses	827	790
Other general and administration costs	5,469	4,846
Total	45,785	41,972

The labour cost component increase was substantially due to the increase in personnel and the emoluments of the Russian business unit.

2.33 Restructuring charges and asset write-downs

The restructuring charges and assets write-downs amount to Euro 2,757 in the first nine months of 2012 (Euro 4,655 in 9M 2011).

Table 2.42

Restructuring charges and asset write-downs	9M 2012	9M 2011
Restructuring charges	1,443	4,073
Write down of intangible and tangible investments	1,314	582
Restructuring charges and asset write-downs	2,757	4,655

The breakdown of this account at September 30, 2012 is detailed in the following table:

Table 2.43

(Euro thousands)	9M 2012	9M 2011
Charges for employee reductions in the year	854	1,978
Contractual charges	401	1,480
Other charges	188	615

Total Restructuring charges	1,443	4,073

Fair value valuation of non-current assets held for sale	1,314	582
Restructuring charges and asset write-downs	2,757	4,655

The valuation at fair value of non-current assets held-for-sale concerns the impairment made at the lower between the book value and the fair value net of selling costs.

Restructuring charges of Euro 1.4 million principally relates to reduction of personnel charges (Euro 0.8 million) and contract charges (Euro 0.4 million).

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.34 Other income

The breakdown of this account is detailed in the following table:

Table 2.44

Other income	9M 2012	9M 2011
Recharge of transport costs	4,263	4,800
Other income	5,365	1,999
Revenues from samples and displays	906	1,399
Gains on sale of assets	156	1,240
Other	2,102	1,008
Total	12,792	10,446

2.35 Other operating expenses

The breakdown of this account is detailed in the following table:

Table 2.45

Other operating expenses	9M 2012	9M 2011
Provisions for various risks	194	284
Other charges	2,097	1,266
Non-recurring charges	315	58
Loss on sale of assets	98	72
Total	2,704	1,680

2.36 Expenses by nature

The composition of expenses by nature is detailed in the following table:

Table 2.46

Expenses by nature	9M 2012	9M 2011
Amortization and depreciation	47,053	43,148
Labour costs	156,215	149,878
Change in inventory	(30,057)	(24,236)
Purchases	250,219	244,059
Transport	41,536	38,522
Promotional and advertising	20,950	20,549
Commissions	13,811	14,199
Other expenses	102,002	94,059
Total	601,729	580,178

Classified by type as follows:

Table 2.47

Expense category	9M 2012	9M 2011
Cost of sales	408,322	399,416
Logistic expenses	32,586	28,685
Selling expenses	112,332	108,425
General and administrative expenses	45,785	41,972
Other charges	2,704	1,680
Total	601,729	580,178

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

2.37 Financial charges (income) and currency (gains)/losses

The breakdown of this account is detailed in the following table:

Table 2.48

Financial charges (income)	9M 2012	9M 2011
Interest income from bank deposits	1,016	894
Other financial income	76	55
Financial income	1,092	949

Borrowing costs on bank loans	24,873	25,882
Financial component leaving indemnity	375	450
Bank charges and amortized costs	5,300	5,524
Financial charges	30,548	31,856

Financial charges (income)	29,456	30,907

Currency (gains)/losses	(1,418)	2,433

Total	28,038	33,340

Financial charges relate to short, medium, and long term debt obtained from credit and financial institutions. The financial charges are net of financial charges capitalised on investments made during the period of Euro 685 (Euro 236 in 2011) and relate to the Russian subsidiaries (average annual capitalisation rate 5.6%).

For further information, reference should be made to the previous paragraph 2.21.

Net currency gains of Euro 1,418 are reported (a loss of Euro 2,433 in the corresponding period); the improvement of Euro 3.8 million relates to net items realized for Euro 0.2 million and unrealized for Euro 3.6 million.

2.38 Share of charges/(income) from equity investments

Table 2.49

Share of income and charges	9M 2012	9M 2011
Share of income	0	(298)
Share of charges	3,653	210
Total	3,653	(88)

The charges deriving from the equity valuation of holdings relate for Euro 3.4 million to Tempini and Euro 0.2 million to FinmillS.r.l..

2.39 Income taxes

Income taxes in the third quarter of 2012 and 2011 are summarized below:

Table 2.50

(Euro thousands)	9M 2012	9M 2011
Current taxes	19,927	16,096
Deferred tax charge (income)	(1,403)	(641)
Income taxes for the period	18,524	15,455

The Group tax rate for 9M 2012 was 69.7% (75.6% in 9M 2011).

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

Deferred tax assets and liabilities

The following table shows the deferred tax assets and liabilities at September 30, 2012 and December 31, 2011:

Table 2.51

Deferred tax assets and liabilities	30.09.2012	31.12.2011
Deferred tax assets	49,555	43,942
Deferred tax liability	(71,611)	(67,236)
Total net deferred tax liabilities	(22,056)	(23,294)

The deferred taxes reflect the net fiscal effect of the timing differences between the accounting and fiscal values of assets and liabilities.

The accounting of deferred taxes in the condensed consolidated financial statements was made considering the effective recoverability of the deferred tax assets.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

3 Earnings per share

The following table reports the result and the number of ordinary shares used for the calculation of the basic earnings per share, determined in accordance with IAS 33.

Table 2.52

	9M 2012	9M 2011
Net profit attributed to the shareholders of the parent company	7,192	3,095
Weighted average number of ordinary shares to calculate basic earnings per share	10,789,497	10,789,497
Weighted average number of ordinary shares to calculate diluted earnings per share	10,789,497	10,789,497
Basic earnings per share – Euro	0.667	0.287
Diluted earnings per Share – Euro	0.667	0.287

4 Transactions with related parties

Transactions with parent companies, associated companies (for transactions not eliminated on consolidation) and other related parties in the first nine months of 2012 are reported below:

Table 2.53

TRANSACTIONS WITH RELATED PARTIES	30.09.2012		9M 2012		31.12.2011		9M 2011
(Euro thousands)	Rec. and other assets	Payables and other liabilities	Costs	Revenues	Rec. and other assets	Payables and other liabilities	Costs	Revenues
Associated companies
Mineralbaveno S.r.l		372	817			508	873
Tempini S.p.A.	6,752			2,139	7,327	23		3,291
Ravenna Mill srl
Total associated companies	6,752	372	817	2,139	7,327	531	873	3,291

Other related parties
Regina Pacis S.p.A.		721	1,145	11		1,456	1,209	1
Ab Keramica di Ante Bautovic	86			151	30			119
Studio Graziosi		125	125			167	226
Multinvest S.p.A.
Sassuolo Sviluppo					1			28
Rosa Real Estate				1	189			27
Des ArtesS.r.l.			61	2		2	71
Permira Associati SpA			4			16	6
Rosaria Marazzi	9				108
Studio Ravà/Sisa			12			26	23
Total other related parties	95	846	1,347	165	328	1,667	1,535	175

Total related parties	6,847	1,218	2,164	2,304	7,655	2,198	2,408	3,466

The Parent Company and the subsidiary Marazzi Group S.p.A. in the first nine months of 2012 undertook the following transactions with related parties:

Rental contracts

The subsidiary Marazzi Group S.p.A. on March 13, 2001 (as lessee) signed a lease with Immobiliare Regina Pacis S.p.A (as lessor) regarding a plot of land utilized by the Company in Sassuolo. The

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)

Fintiles Group	Interim Report Third Quarter 2012

contract had a duration of 1 year starting on January 1, 2001 and provides for automatic yearly renewal unless terminated by one of the parties with one month notice. Annual rental is Euro 723, plus VAT, and there is no provision for an automatic update based on the change of the ISTAT inflation index. There is no provision of a change in rent on the automatic renewal of the lease.

On May 24, 2005 the subsidiary Marazzi Group S.p.A. (as lessee) also signed a lease with Immobiliare Regina Pacis S.p.A (as lessor) regarding the real estate units at Sassuolo used by the Parent Company for production and offices. The leasing contract was for duration of 6 years (from May 24, 2005), and provides for automatic renewal for an additional six years unless terminated by the lessee with six months notice. The leasing contract does not provide any grounds for termination by the lessor.

The contract has been modified on various occasions. The annual rental charge is currently Euro 977 plus VAT, updated each year based on the ISTAT inflation index.

Consulting and service contracts

The following paragraphs report the Parent Company’s and the subsidiary Marazzi Group S.p.A.’s principal consultancy contracts and service contracts with related parties, stipulated at market conditions.

Studio Graziosi

In the first nine months of 2012, the subsidiary Marazzi Group S.p.A. recorded costs for legal/tax consulting provided by Studio Graziosi (of which Gian Battista Graziosi, a member of the Finceramica S.p.A. Board of Directors, is a partner) for a total of Euro 125.

Studio Ravà-Franzini commercialisti associati, SISA Sas

In the first nine months of 2012, the Ravà-Franzini Accountancy firm (in which Mr. Andrea Franzini a member of the Board of Directors of the Parent Company is involved), provided accountancy services to the Parent Company of a corporate and tax nature, directly or through its services company S.I.S.A Sas for an amount of Euro 12.

5 Significant non-recurring events and operations

There were no non-recurring significant events or operations in the first nine months of 2012.

(ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF EURO, EXCEPT WHERE OTHERWISE INDICATED)